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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Patrick J. Haveron, CPA
         Executive Vice President - Chief Executive Officer
         Motor Club of America
         95 Route 17 South
         Paramus, NJ 07653
         201-291-2112
         E-mail: phaveron@motr.com


             MOTOR CLUB OF AMERICA ANNOUNCES PLANS TO CHANGE NAME TO PRESERVER GROUP, INC.; FILES FOR TAKE-ALL-COMERS RELIEF
                      IN NEW JERSEY PERSONAL AUTO INSURANCE

     PARAMUS, NEW JERSEY, April 30, 2001 - Motor Club of America (NASDAQ: MOTR) ("the Company") today reported that it will change its name to Preserver Group, Inc., after shareholder approval at the Company's Annual Meeting of Shareholders on June 6, 2001. The Company has also reported that it had reserved a new stock symbol, "PRES" with The Nasdaq Stock Market, to be effective after the name change.

     In the Company's 2000 Annual Report, to be mailed to shareholders this week, Archer McWhorter, Chairman of the Board of the Company stated, "We're not in the motor club business anymore, personal auto continues to decline rapidly as a percentage of our business and we are becoming a small and mid-sized commercial lines Company. It seems to make sense that our company name reflects all of that."

     The Company's results are led by the Preserver Insurance Group, which includes the Company's Preserver Insurance Company and Mountain Valley Indemnity Company units. The Preserver Insurance Group produced a combined ratio of 92.6% in 2000, with a premium to surplus ratio of 1.8 to 1, while writing over $35 million in direct Commercial Lines business in the Mid-Atlantic and New England.

     The Company also announced today that its Motor Club of America Insurance Company ("Motor Club") unit had filed for relief from the take-all-comers laws in New Jersey personal automobile insurance. That separate subsidiary's premium to surplus ratio was 3.18 to 1 at December 31, 2000, thereby qualifying it for such relief under New Jersey law. The Motor Club unit is capitalized separate and apart from the Preserver Insurance Group and all other subsidiaries, and writes only personal automobile insurance in New Jersey. No other subsidiary writes such business. The Company stated that if relief is granted, that it may signal an important development in the recent trends in this segment. Motor Club's filing is pending with the New Jersey Department of Banking and Insurance.


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     Motor Club of America owns and operates five regionally focused property and casualty insurance companies, including companies that specialize in small and mid-sized commercial insurance through the Preserver Insurance Group.

     The Preserver Insurance Group consists of Preserver Insurance Company, which writes small commercial and homeowners insurance presently in New Jersey, and Mountain Valley Indemnity Company, which writes small and mid-sized commercial insurance presently in New England and New York. The Preserver Insurance Group is rated B++ (Very Good) by A.M. Best Company. American Colonial Insurance Company plans to commence operations in New York in 2001, writing commercial lines in tandem with Mountain Valley.

     Motor Club of America Insurance Company writes personal automobile insurance in New Jersey and is rated B+ (Very Good) by Best. North East Insurance Company writes personal automobile and small commercial lines insurance in the State of Maine and is rated B (Fair) by Best.

     FORWARD-LOOKING STATEMENT DISCLAIMER. THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE NOT HISTORICAL FACTS AND ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995), WHICH CAN BE IDENTIFIED BY TERMS SUCH AS "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "ANTICIPATES", THE NEGATIVES THEREOF, OR BY DISCUSSIONS OF STRATEGY. CERTAIN STATEMENTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES, OPINIONS AND PREDICTIONS, AND NO ASSURANCE CAN BE GIVEN THAT THE FUTURE RESULTS WILL BE ACHIEVED SINCE EVENTS OR RESULTS MAY DIFFER MATERIALLY AS A RESULT OF RISKS FACING THE COMPANY. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE CYCLICAL NATURE OF THE PROPERTY CASUALTY INSURANCE INDUSTRY, THE IMPACT OF COMPETITION, PRODUCT DEMAND AND PRICING, CLAIMS DEVELOPMENT AND THE PROCESS OF ESTIMATING RESERVES, THE LEVEL OF THE COMPANY'S RETENTIONS, CATASTROPHE AND STORM LOSSES, LEGISLATIVE AND REGULATORY DEVELOPMENTS, CHANGES IN THE RATINGS ASSIGNED TO THE COMPANY BY RATING AGENCIES, INVESTMENT RESULTS, AVAILABILITY OF REINSURANCE, AVAILABILITY OF DIVIDENDS FROM OUR INSURANCE COMPANY SUBSIDIARIES, INVESTING SUBSTANTIAL AMOUNTS IN OUR INFORMATION SYSTEMS AND TECHNOLOGY, THE ABILITY OF OUR REINSURERS TO PAY REINSURANCE RECOVERABLES OWED TO US, OUR ENTRY INTO NEW MARKETS, OUR ACQUISITION OF NORTH EAST INSURANCE COMPANY ON SEPTEMBER 24, 1999, OUR ACQUISITION OF MOUNTAIN VALLEY INDEMNITY COMPANY ON MARCH 1, 2000, OUR SUCCESSFUL INTEGRATION OF THESE ACQUISITIONS, POTENTIAL FUTURE TAX LIABILITIES RELATED TO AN INSOLVENT SUBSIDIARY AND STATE REGULATORY AND LEGISLATIVE ACTIONS WHICH CAN AFFECT THE PROFITABILITY OF CERTAIN LINES OF BUSINESS AND IMPEDE OUR ABILITY TO CHARGE ADEQUATE RATES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.